Exhibit 99.1

Electronic Cigarettes International Group Bolsters Denver-Based
Management Team with Appointments of William Seamans as Chief
Financial Officer and Monsell Darville as Chief Marketing Officer

GOLDEN, COLORADO, May 16, 2016 - Electronic Cigarettes International Group, Ltd. (The “Company”) (OTCBB: ECIG), a global marketer and distributor of electronic cigarettes and vapor products whose brands include FIN, Vapestick, Victory, VIP, and others, today announced that William “Bill” Seamans has accepted the position of Chief Financial Officer effective May 23, 2016, following the resignation of Phil Anderson due to personal matters and family commitments. Mr. Anderson has agreed to remain through a transition period to assist with the Company’s capitalization process.

Mr. Seamans brings more than 20 years experience with public and private companies in the software, manufacturing and technology industries. Most recently, Mr. Seamans was Chief Financial Officer at AppExtremes (dba Conga), a software-as-a-service company offering document generation toolsets. Previously, he held CFO positions at several growth companies, leading capital raising, M&A and business development initiatives. Mr. Seamans earned a Masters in Business Administration from the University of Colorado and a Bachelors of Science in Business from California State University at Sacramento.

Dan O’Neill, Chief Executive Officer of Electronic Cigarettes International Group, Ltd, commented, “I am extremely delighted that Bill agreed to the role of CFO at ECIG. His robust background and extensive financial management track record of growing a variety of companies on a global scale makes him a quality fit for this position. As ECIG remains focused on achieving profitable growth and enhancing its financial resources, I am excited to work with Bill on delivering against our six strategic pillars.”

Mr. O’Neill added, “For the last 16 months, Phil has done a great job as CFO, playing a significant role in securing financing, improving the Company’s balance sheet and upgrading the finance and accounting department as the Company continues on a path to profitable growth and positive cash flows. We appreciate Phil’s many contributions and wish him well in his future endeavors.”

Additionally, ECIG appointed Monsell Darville as Chief Marketing Officer. With more than 20 years of experience in strategic business development, Mr. Darville was most recently CEO of Legendary Hatfield & McCoy/Gas Monkey Tequila, where he was responsible for complete development of the company’s brand concept, design and liquid formulation. Previously, he held several positions in marketing and brand management, highlighted by his role as Vice President, Brand Management Director at Bacardi USA, where he managed all aspects of strategy and execution for the Bacardi trademark portfolio. Mr. Darville holds a Bachelor of Arts in Communications from Adelphi University in New York.

Mr. O’Neill said, “As part of ECIG’s fourth core strategic pillar, Monsell strengthens the Company’s overall level of management talent through his leadership capabilities and innovative marketing skills. Monsell will be responsible for developing business in the U.S., with a focus on profitable expansion into non-traditional channels and new markets through distribution partnerships. ECIG will benefit immediately from his addition to the team.”

About Electronic Cigarettes International Group, Ltd. (ECIG)

Electronic Cigarettes International Group (ECIG) is dedicated to providing a compelling alternative to traditional cigarettes for the more than 1 billion current smokers around the world. ECIG offers consumers a full product portfolio that incorporates product quality and the latest technology. The Company’s website is www.ecig.co.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of ECIG, including statements regarding ECIG’s expectation to see continued growth. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and other factors are disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, ECIG undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:

Dennard - Lascar Associates
Ken Dennard / Rick Black, 713-529-6600

ECIG@DennardLascar.com

www.ecig.co

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